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                                   EXHIBIT 3.5


                             MCRAE INDUSTRIES, INC.

                               WRITTEN CONSENT OF
                             THE BOARD OF DIRECTORS
                           TO ACTION WITHOUT A MEETING

         The undersigned, being all of the members of the Board of Directors of McRae Industries, Inc., a Delaware corporation (the "Corporation"), do hereby waive any and all requirements for the holding of a meeting of the Board of Directors and, pursuant to Section 141 of the General Corporation Law of the State of Delaware and the Bylaws of this Corporation, do hereby unanimously take the following action by signing their written consent hereto:

         AMENDMENT TO THE CORPORATION'S BYLAWS

         WHEREAS, Section 2.01 of the Corporation's Bylaws currently states that the Annual Meeting of the Stockholders shall occur on the third Thursday in December;

         WHEREAS, the Board of Directors believes this date is too close to the year-end holidays and wishes to change the date of the Annual Meeting of the Stockholders to the second Thursday in December or such other date as the Board of Directors in its discretion may determine;

         NOW, THEREFORE, BE IT RESOLVED, that, pursuant to Article VII of the Corporation's Bylaws and Article Tenth of the Corporation's Certificate of Incorporation, the Board of Directors hereby amends the Corporation's Bylaws as follows:

                   The first sentence of Section 2.01 of the Bylaws is amended by replacing the phrase "on the third Thursday in December, if not a legal holiday, and, if a legal holiday, then on the next day following which is not a legal holiday" with the phrase "on the second Thursday in December or at such other date as the Board of Directors in its discretion may determine."

         The undersigned do hereby unanimously consent that this document be filed with the minutes of the Corporation and that the actions set forth in the foregoing preamble and resolutions shall have the same force and effect as if taken at a duly constituted meeting of the Board of Directors of the Corporation.


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WITNESS our hands and seals as of the 28th day of August 2000.


DIRECTORS:



/s/D. Gary McRae                       [SEAL]
---------------------------------------
D. Gary McRae


/s/George M. Bruton                    [SEAL]
---------------------------------------
George M. Bruton

/s/Hilton J. Cochran                   [SEAL]
---------------------------------------
Hilton J. Cochran

/s/Brady W. Dickson                    [SEAL]
---------------------------------------
Brady W. Dickson

/s/Victor A. Karam                     [SEAL]
---------------------------------------
Victor A. Karam

/s/James W. McRae                      [SEAL]
---------------------------------------
James W. McRae

/s/Harold W. Smith                     [SEAL]
---------------------------------------
Harold W. Smith


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